     As filed with the Securities and Exchange Commission on May 29, 1998
                                                      Registration No. 333-17061
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       NATIONWIDE HEALTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
    Maryland                                               95-3997619
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)
                      610 Newport Center Drive, Suite 1150
                        Newport Beach, California 92660
                                 (714) 718-4400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                R. Bruce Andrews
                     Chief Executive Officer and President
                       Nationwide Health Properties, Inc.
                      610 Newport Center Drive, Suite 1150
                        Newport Beach, California 92660
                                 (714) 718-4400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                              Gary J. Singer, Esq.
                             O'Melveny & Myers LLP
                      610 Newport Center Drive, Suite 1700
                          Newport Beach, CA 92660-6429
                            --------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                    Index to Exhibits is located at page 7.

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                      Amount        Proposed maximum      Proposed maximum
    Title of each class of            to be          offering price          aggregate              Amount of
 securities to be registered        registered          per unit           offering price       registration fee
----------------------------------------------------------------------------------------------------------------

Debt Securities...............        (1)(2)              (3)                 (1)(2)                  NA
----------------------------------------------------------------------------------------------------------------
Preferred Stock (par value
  $1.00 per share)............        (1)(4)              (3)               (1)(3)(4)                 NA
----------------------------------------------------------------------------------------------------------------
Depositary Shares.............      (1)(4)(5)             (3)               (1)(3)(5)                 NA
----------------------------------------------------------------------------------------------------------------
Common Stock (par value
  $0.10 per share)............        (1)(6)              (3)               (1)(3)(6)                 NA
----------------------------------------------------------------------------------------------------------------
Securities Warrants...........        (1)(7)              (3)               (1)(3)(7)                 NA
----------------------------------------------------------------------------------------------------------------
    Total.....................     $333,121,563           (3)             $333,121,563            $101,260(8)
===============================================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
(footnotes)

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $333,121,563 or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $333,121,563. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the maximum offering price of all securities of $333,121,563 includes $33,121,563 of securities being carried forward from the earlier Registration Statement of Nationwide Health Properties, Inc., on Form S-3 (No. 33-64798), which have not been sold. At the date hereof, $124,499,992 of securities have been issued pursuant to the Registration Statement of Nationwide Health Properties, Inc. on Form S-3 (No. 333-17061).

(2) Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities.

(3) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Preferred Stock (par value of $1.00 per share) as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock and Depositary Shares as shall be issuable upon conversion of Debt Securities or exercise of Securities Warrants registered hereby.

(5) Subject to Footnote (1), there is being registered hereunder an indeterminate number of Depositary Shares to be issued pursuant to Deposit Agreements. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under any such Deposit Agreement.

(6) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Preferred Stock or Debt Securities or exercise of Securities Warrants registered hereby.

(7) Subject to Footnote (1), there is being registered hereunder an indeterminate number of Debt Securities Warrants, Preferred Stock Warrants, Depositary Shares Warrants and Common Stock Warrants representing rights to purchase Debt Securities, Preferred Stock, Depositary Shares and Common Stock, respectively, registered pursuant to this Registration Statement.

(8) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $33,121,563 of securities covered by the earlier Registration Statement of Nationwide Health Properties, Inc., on Form S-3 (No. 33-64798) is being carried forward and the corresponding fee of $10,350 was previously paid at the time of filing. The remaining portion of the registration fee ($90,910) was paid with the initial filing of this Registration Statement. The registration fee has been calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     THE PROSPECTUS THAT IS PART OF THIS REGISTRATION STATEMENT RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 33-64798) OF NATIONWIDE HEALTH PROPERTIES, INC., AND IT IS INTENDED TO BE THE COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                               EXPLANATORY NOTE


     This Amendment No. 1 to the Registration Statement is being filed for the purpose of filing Exhibit Number 1.1, Form of Underwriting Agreement, and carrying forward $33,121,563 of securities covered by the earlier Registration Statement of Nationwide Health Properties, Inc., on form S-3 (No. 33-64798), pursuant to Rule 429 under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

Exhibit
  No.       Description
-------     -----------

 1.1        Form of Underwriting Agreement

 3.1(a)* Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (No. 33-1128), effective December 19, 1985.

 3.1(b)* Articles of Amendment and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Form 10-Q for the quarter ended March 31, 1989.

 3.1(c)* Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(c) to the Company's Registration Statement on Form S-11 (No. 33-32251), effective January 23, 1990.

 3.1(d)* Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(d) to the Company's Form 10-K for the year ended December 31, 1994.

 4.1* Form of Indenture to be entered into between the Company and The Bank of New York, as Trustee, and relating to the Debt Securities.

 4.2*       Form of Deposit Agreement.

 4.3* Form of Depository Receipt (attached as Exhibit A to Deposit Agreement included as Exhibit 4.3).

 5.1* Opinion of O'Melveny & Myers LLP as to the validity of the Securities.

 8.1*       Opinion of O'Melveny & Myers LLP re tax matters.

12*         Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1        Consent of Arthur Andersen LLP.

23.2*       Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

23.3*       Consent of O'Melveny & Myers LLP (included in Exhibit 8.1).

24*         Power of Attorney.

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee (separately bound).

_______________________________
* Previously filed or incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 29th day of May, 1998.


                              NATIONWIDE HEALTH PROPERTIES, INC.


                              By:  /s/ MARK L. DESMOND
                                   --------------------------------------------
                                   Mark L. Desmond
                                   Senior Vice President and
                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

          Signature                              Title                        Date
          ---------                              -----                        ----

*----------------------------   Chairman and Director                     May 29, 1998
      Charles D. Miller


                                President, Chief Executive Officer and    May 29, 1998
*----------------------------   Director (Principal executive officer)
      R. Bruce Andrews


    /s/ Mark L. Desmond         Senior Vice President and Chief           May 29, 1998
-----------------------------   Financial Officer (Principal financial
       Mark L. Desmond          and accounting officer)


*----------------------------   Director                                  May 29, 1998
       David R. Banks


*----------------------------   Director                                  May 29, 1998
        Sam A. Brooks


*----------------------------   Director                                  May 29, 1998
      Jack D. Samuelson


*----------------------------   Director                                  May 29, 1998
     Milton J. Brock, Jr.


*By: /s/ Mark L. Desmond
    -------------------------
        Mark L. Desmond,
       Attorney-in-fact

                       NATIONWIDE HEALTH PROPERTIES, INC.
                                 EXHIBIT INDEX
            TO AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3



EXHIBIT NUMBER                   EXHIBIT                   LOCATION
-------------------   ------------------------------   ----------------

     1.1              Form of Underwriting Agreement   Contained Herein
                                                       on Page 8.

     23.1             Consent of Arthur Andersen LLP   Contained Herein
                                                       on Page 21.